Exhibit 99.1

Intel Reports Record First Quarter

  Revenue $10.3 Billion
  Gross Margin 63%
  Operating Income $3.4 Billion
  Net Income $2.4 Billion
  EPS 43 Cents

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 13, 2010--Intel Corporation today reported first-quarter revenue of $10.3 billion. The company reported operating income of $3.4 billion, net income of $2.4 billion and EPS of 43 cents.

“The investments we’re making in leading edge technology are delivering the most compelling product line-up in our history,” said Paul Otellini, Intel president and CEO. “These leadership products combined with growing worldwide demand and continued outstanding execution resulted in Intel’s best first quarter ever. Looking forward, we’re optimistic about our business as Intel products are designed into a variety of new and exciting segments.”

GAAP Financial Comparison
	Q1 2010	vs. Q4 2009	vs. Q1 2009
Revenue	$10.3 billion	down 3%	up 44%
Operating Income	$3.4 billion	up 38%	up 433%
Net Income	$2.4 billion	up 7%	up 288%
Earnings Per Share	43 cents	up 3 cents	up 32 cents

Non-GAAP Financial Comparison
	Q1 2010	vs. Q4 2009
Revenue	$10.3 billion	down 3%
Operating Income	$3.4 billion	down 8%
Net Income	$2.4 billion	down 21%
Earnings Per Share	43 cents	down 12 cents
The settlement agreement with AMD of $1.25 billion and the related tax impacts of that charge are excluded from Q4 2009 results in this Non-GAAP comparison.

Q1 2010 Highlights (all comparisons sequential)

  PC Client Group revenue was flat, with record mobile microprocessor revenue.
  Data Center Group revenue down 8 percent.
  Other Intel Architecture group revenue down 9 percent.
  Intel® Atom™ microprocessor and chipset revenue of $355 million was down 19 percent.
  The average selling price (ASP) for microprocessors was slightly up.
  Excluding shipments of Intel Atom microprocessors, the ASP was approximately flat.
  R&D plus MG&A spending of $3.1 billion was higher than the company’s prior expectation.
  The effective tax rate was 29 percent, in-line with the company’s prior expectation.

Business Outlook

The Outlook for the second quarter does not include the gain expected from the sale of our investment in Numonyx, nor does it include the effect of any other acquisitions, divestitures or similar transactions that may be completed after April 12th.

Q2 2010

  Revenue: $10.2 billion, plus or minus $400 million.
  Gross margin percentage: 64 percent, plus or minus a couple percentage points.
  R&D plus MG&A spending: Approximately $3.1 billion.
  Impact of equity investments and interest and other: approximately zero.
  Depreciation: Approximately $1.1 billion.

Full-Year 2010

  Gross margin percentage: 64 percent, plus or minus a couple percentage points. The company’s prior expectation was 61 percent plus or minus 3 percentage points.
  Spending (R&D plus MG&A): $12.4 billion, plus or minus $100 million. The company’s prior expectation was $11.8 billion, plus or minus $100 million.
  R&D spending: Approximately $6.4 billion.
  Tax rate: Approximately 31 percent for the second, third and fourth quarters.
  Depreciation: Approximately $4.4 billion, plus or minus $100 million.
  Capital spending: Expected to be $4.8 billion, plus or minus $100 million.

Status of Business Outlook

During the quarter, Intel’s corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on May 28 until publication of the company’s second-quarter earnings release, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the second quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the corporation’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Additionally, Intel is in the process of transitioning to its next generation of products on 32nm process technology, and there could be execution issues associated with these changes, including product defects and errata along with lower than anticipated manufacturing yields. Revenue and the gross margin percentage are affected by the timing of new Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; defects or disruptions in the supply of materials or resources; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on changes in revenue levels; product mix and pricing; start-up costs, including costs associated with the new 32nm process technology; variations in inventory valuation, including variations related to the timing of qualifying products for sale; excess or obsolete inventory; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; the timing and execution of the manufacturing ramp and associated costs; and capacity utilization.

  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses realized on the sale or exchange of securities; gains or losses from equity method investments; impairment charges related to debt securities as well as equity and other investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of our non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to our investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be impacted by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting our ability to design our products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-K for the fiscal year ended Dec. 26, 2009.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations Web site at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the second quarter of 2010 on Tuesday, July 13, 2010. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PDT at www.intc.com.

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com

Intel, the Intel logo, Intel Xeon, Intel Core, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF OPERATIONS DATA
(In millions, except per share amounts)

	Three Months Ended
	March 27,	March 28,
	2010	2009
NET REVENUE	$10,299	$7,145
Cost of sales	3,770	3,907
GROSS MARGIN	6,529	3,238

Research and development	1,564	1,317
Marketing, general and administrative	1,514	1,198
R&D AND MG&A	3,078	2,515
Restructuring and asset impairment charges	-	74
Amortization of acquisition-related intangibles and costs	3	2
OPERATING EXPENSES	3,081	2,591
OPERATING INCOME	3,448	647
Gains (losses) on equity investments, net	(31)	(113)
Interest and other, net	29	95
INCOME BEFORE TAXES	3,446	629
Provision for taxes	1,004	-
NET INCOME	$2,442	$629

BASIC EARNINGS PER COMMON SHARE	$0.44	$0.11
DILUTED EARNINGS PER COMMON SHARE	$0.43	$0.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,529	5,573
DILUTED	5,681	5,634

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	March 27,	Dec. 26,
	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$4,988	$3,987
Short-term investments	5,927	5,285
Trading assets	5,427	4,648
Accounts receivable, net	2,192	2,273
Inventories:
Raw materials	464	437
Work in process	1,473	1,469
Finished goods	1,049	1,029
	2,986	2,935
Deferred tax assets	1,423	1,216
Other current assets	781	813
TOTAL CURRENT ASSETS	23,724	21,157

Property, plant and equipment, net	17,028	17,225
Marketable equity securities	926	773
Other long-term investments	4,326	4,179
Goodwill	4,452	4,421
Other long-term assets	5,317	5,340
TOTAL ASSETS	$55,773	$53,095

CURRENT LIABILITIES
Short-term debt	$330	$172
Accounts payable	1,912	1,883
Accrued compensation and benefits	1,377	2,448
Accrued advertising	843	773
Deferred income on shipments to distributors	653	593
Income taxes payable	916	86
Other accrued liabilities	2,881	1,636
TOTAL CURRENT LIABILITIES	8,912	7,591

Long-term income taxes payable	174	193
Long-term debt	2,052	2,049
Other long-term liabilities	1,735	1,558
Stockholders' equity:
Preferred stock	-	-
Common stock and capital in excess of par value	15,466	14,993
Accumulated other comprehensive income (loss)	414	393
Retained earnings	27,020	26,318
TOTAL STOCKHOLDERS' EQUITY	42,900	41,704
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$55,773	$53,095

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q1 2010	Q4 2009	Q1 2009
GEOGRAPHIC REVENUE:
Asia-Pacific	$5,888	$5,964	$3,647
	57%	57%	51%
Americas	$1,906	$2,088	$1,510
	18%	20%	21%
Europe	$1,404	$1,524	$1,273
	14%	14%	18%
Japan	$1,101	$993	$715
	11%	9%	10%

CASH INVESTMENTS:
Cash and short-term investments	$10,915	$9,272	$7,792
Trading assets - marketable debt securities (1)	5,427	4,648	2,521
Total cash investments	$16,342	$13,920	$10,313

TRADING ASSETS:
Trading assets - equity securities
offsetting deferred compensation (2)	-	-	$286
Total trading assets - sum of 1+2	$5,427	$4,648	$2,807

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,080	$1,172	$1,208
Share-based compensation	$248	$200	$213
Amortization of intangibles	$61	$89	$62
Capital spending	($928)	($1,081)	($1,509)
Investments in non-marketable equity instruments	($45)	($85)	($41)
Proceeds from sales of shares to employees, tax benefit & other	$230	$36	$247
Dividends paid	($870)	($774)	($779)
Net cash received/(used) for divestitures/acquisitions	($37)	-	-

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,529	5,522	5,573
Dilutive effect of employee equity incentive plans	101	77	10
Dilutive effect of convertible debt	51	51	51
Weighted average common shares outstanding - diluted	5,681	5,650	5,634

STOCK BUYBACK:
Cumulative shares repurchased (in billions)	3.4	3.4	3.3
Remaining dollars authorized for buyback (in billions)	$5.7	$5.7	$7.4

OTHER INFORMATION:
Employees (in thousands)	79.9	79.8	82.5

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended
	Q1 2010	Q4 2009	Q1 2009
Net Revenue
PC Client Group
Microprocessor revenue	$ 5,913	$ 5,881	$ 4,249
Chipset, motherboard and other revenue	1,761	1,877	1,112
	7,674	7,758	5,361
Data Center Group
Microprocessor revenue	1,552	1,703	1,012
Chipset, motherboard and other revenue	319	323	252
	1,871	2,026	1,264

Other Intel Architecture groups	375	410	326
Intel Architecture group revenue	9,920	10,194	6,951

Other operating groups	369	367	149
Corporate	10	8	45
TOTAL NET REVENUE	$ 10,299	$ 10,569	$ 7,145

Operating income (loss)
PC Client Group	$ 3,143	$ 3,340	$ 701
Data Center Group	835	972	266
Other Intel Architecture groups	(29)	12	(76)
Intel Architecture group operating income	3,949	4,324	891

Other operating groups	(21)	(22)	(153)
Corporate	(480)	(1,805)	(91)
TOTAL OPERATING INCOME	$ 3,448	$ 2,497	$ 647

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the charge incurred in the fourth quarter of 2009 as a result of the settlement agreement with Advanced Micro Devices, Inc. (AMD) in the amount of $1.25 billion. These non-GAAP measures also exclude the associated impacts of the AMD settlement on our tax provision.

The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

	(In millions, except per-share amounts)
	Three Months Ended
	March 27,	Dec. 26,	March 28,
	2010	2009	2009

GAAP OPERATING INCOME	$3,448	$2,497	$647
Adjustment for AMD settlement:	-	1,250	-
OPERATING INCOME EXCLUDING AMD SETTLEMENT	$3,448	$3,747	$647

GAAP NET INCOME	$2,442	$2,282	$629
Adjustment for:
AMD settlement	-	1,250	-
Income tax impacts	-	(438)	-
NET INCOME EXCLUDING AMD SETTLEMENT	$2,442	$3,094	$629

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.43	$0.40	$0.11
Adjustment for:
AMD settlement	-	0.22	-
Income tax impacts	-	(0.07)	-
DILUTED EARNINGS PER COMMON SHARE EXCLUDING AMD SETTLEMENT	$0.43	$0.55	$0.11